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EXHIBIT 10.1

JONES SODA CO.

2002 STOCK OPTION PLAN

SECTION 1.    PURPOSE

        The purpose of this 2002 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of Jones Soda Co., a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to share in its growth and success, to encourage them to remain in the service of the Company and its Subsidiaries and to participate in the ownership of the Company.

SECTION 2.    DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as set forth below:

        "Board" means the Board of Directors of the Company.

        "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information, trade secrets or intellectual property, or conviction or confession (including a plea of no contest) of a crime punishable by law (except minor violations), or conduct that adversely affects the Company's business or reputation, in each case as determined by the Plan Administrator in its sole discretion, and its determination as to whether an action constitutes Cause shall be conclusive and binding.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Stock" means the Company common stock, no par value per share.

        "Corporate Transaction" means any of the following events:

          (a)  Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of the surviving corporation;

          (b)  Consummation of any sale, lease, exchange or other transfer in one transaction, or a series of related transactions, of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or

          (c)  Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

        Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

        "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code. As of the date of adoption of this Plan, such terms means the inability to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        "Employee" means any person, including officers and directors, employed by the Company (or one of its parent corporations or subsidiary corporations), with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Plan Administrator in its discretion, subject to any requirements of the Code. For purposes of this provision, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

        "Exchange Act""means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall be the fair market value of the Common Stock, as of any date, as determined by the Plan Administrator as follows:

          (a)  if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market tier of The Nasdaq Stock Market ("Nasdaq"), the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the system or exchange with the greatest volume of trading in Common Stock, for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable;

          (b)  If the Common Stock is quoted on the Nasdaq system (but not on the National Market tier thereof), on the OTC Bulletin Board, the TSX Venture Exchange or regularly quoted by a recognized securities dealer but selling prices are not reported (or if reported or quoted on more than one such exchange, then such exchange as determined by the Plan Administrator), its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

          (c)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator.

        "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

        "Holder" means (a) the person to whom an Option is granted, (b) for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11, or (c) the person(s) to whom an Option has been transferred in accordance with Section 11.

        "Incentive Stock Option" means an Option granted with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

        "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        "Option" means the right to purchase Common Stock granted under Section 6.

        "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" (except as provided in the definition of "Employee" above) means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

        "Successor Corporation" has the meaning set forth under Section 10.2.

SECTION 3.    ADMINISTRATION

        3.1    Plan Administrator

          (a)  The Plan shall be administered by the Board, or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

          (b)  If, and so long as, the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.

        3.2    Administration and Interpretation by the Plan Administrator.    Subject to the express provisions of the Plan, the Plan Administrator shall have the exclusive authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including, without limitation, the selection of individuals to be granted Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any document or agreement that evidences the Option, the Fair Market Value and the exercise price of the Option, the term, whether such Options shall be immediately exercisable or shall become exercisable in increments over time, and all other terms and conditions thereof, and to make all other determinations necessary or advisable in the administration of the Plan. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, amend and rescind, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations and the terms of any Option, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

        3.3    Replacement of Options.    Without limiting the authority granted to the Plan Administrator under Section 3.2, the Plan Administrator, in its sole discretion, shall have the authority, among other things, to (a) grant Options subject to the condition that Options previously granted at a higher or lower exercise price under the Plan be canceled or exchanged in connection with such grant (the number of shares covered by the new Options, the exercise price, the term and the other terms and conditions of the new Option, shall be determined in accordance with the Plan and may be different from the provisions of the canceled or exchanged Options), and (b) amend or modify outstanding and unexercised Options, with the consent of the Holder, to, among other things, reduce the exercise price per share, establish the exercise price at the then-current Fair Market Value or accelerate or defer the exercise date, vesting schedule or expiration date of any Option.

SECTION 4.    STOCK SUBJECT TO THE PLAN

        The stock subject to this Plan shall be Company Common Stock. The maximum aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under this Plan shall not exceed the sum of (A) 1,500,000 shares, plus (B) an annual increase to be effected on the first day of each of the Company's fiscal years beginning on January 1, 2003 through and including January 1, 2012 equal to the lesser of (x) 250,000 shares (which sum shall be subject to adjustment pursuant to Section 10.1) and (y) such amount as determined by the Board of Directors from time to time. Notwithstanding the foregoing, in no event shall the number of shares available under this Plan be increased to the extent such increase, in addition to the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee or director stock plans exceeding 20% of the outstanding shares of the Company on the first day of the applicable fiscal year.

        Shares issued under this Plan shall be drawn from authorized and unissued shares of Common Stock. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall be returned to the Plan and become available for issuance in connection with future grant of Options under the Plan.

SECTION 5.    ELIGIBILITY

        Options may be granted under the Plan only to persons who are, as of the Grant Date, officers, directors, Employees, consultants, agents, advisors and independent contractors of the Company and/or its Subsidiaries, as the Plan Administrator from time to time selects. To the extent required for compliance with the policies of the TSX Venture Exchange applicable to the Company, in connection with the grant of options to any officer, employee or consultant, the resolutions of the Plan Administrator shall include a representation that such optionee is a bona fide officer, employee or consultant of the Company. In granting Options to consultants, agents, advisors and independent contractors, the Plan Administrator may give consideration to the requirements set forth in Rule 701 promulgated under the Securities Act. A member of the Board may be eligible to participate in or receive or hold Options under this Plan; provided, however, that no member of the Board shall vote with respect to the granting of an Option to himself or herself.

SECTION 6.    GRANTS OF OPTIONS

        6.1    Form and Grant of Options.    The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Options to be made under the Plan, whether Incentive Stock Options or Nonqualified Stock Options, which shall be appropriately designated. Options may be granted singly or in combination. An eligible person may receive one or more grants of Options as the Plan Administrator shall from time to time determine, and such determinations may be different as to different Holders and may vary as to different grants, even when made simultaneously.

        6.2    Terms and Conditions of Options; Written Agreements.    Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Each option agreement shall clearly indicate whether the Option granted thereby is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding the foregoing, all such agreements evidencing Options shall include or incorporate by reference the following terms and conditions: number of shares, exercise price, vesting schedule, term and termination.

        6.3    Number of Shares; Per-Participant Limit.    The maximum number of shares that may be purchased pursuant to the exercise of each Option shall be as established by the Plan Administrator. Provided, however, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code and/or as required for compliance with the policies of the TSX Venture Exchange applicable to the Company, the Plan Administrator shall not grant Options to any person in any one fiscal year of the Company in an amount that exceeds, in the aggregate, the lesser of (A) 1,000,000 shares of Common Stock or (B) five percent of the total number of issued and outstanding shares of Common Stock as of the date of grant (subject to adjustment as provided in Section 10).

        6.4    Option Exercise Price.    The price per share at which an Option is exercisable shall be as established by the Plan Administrator, provided that the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (subject further to Section 8.2 below). The exercise price of Nonqualified Stock Options shall be not less than 85% of the Fair Market Value of the Common Stock on the Grant Date.

        6.5    Term of Options.    Subject to the restrictions contained in Sections 8.2 and 9, the term of each Option shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date; provided, however that to the extent required by the policies of the TSX Venture Exchange applicable to the Company, the maximum term for any Option shall not exceed five years.

        6.6    Vesting / Exercisability of Options.    The Plan Administrator shall establish and set forth in each agreement that evidences an Option the time at which or the installments in which, if any, the Option shall vest and become exercisable. To the extent required by the policies of the TSX Venture Exchange applicable to the Company, the minimum vesting period for Options shall be over a period of not less than 18 months. In the absence of a defined vesting schedule in the agreement evidencing the Option, the Option covered by such agreement will vest and become exercisable over a period of 18 months from the Grant Date at the following rate: 25% shall vest on the Grant Date and an additional 25% shall vest on each six month anniversary of the Grant Date. The Plan Administrator, in its absolute discretion, may waive or accelerate any vesting requirement contained in outstanding and unexercised Options.

        6.7    Acquired Company Options.    Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for options granted under other plans, or assume under the Plan options granted under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new option is substituted, or the old option is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and such agreement sets forth the terms and conditions of the substitution for or assumption of outstanding options of the Acquired Entity, such terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Options shall be deemed to be Holders.

SECTION 7.    EXERCISE OF OPTIONS

        Options shall be exercised in accordance with the following terms and conditions:

        7.1    Procedure.    To the extent that an Option has vested and is currently exercisable, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full of the exercise price as described in Section 7.2. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option). Only whole shares shall be issued pursuant to the exercise of any Option.

        7.2    Payment of Exercise Price.

          (a)  The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares being purchased. Such consideration must be paid in any combination of cash and/or bank-certified or cashier's check (or personal check if determined acceptable by the Plan Administrator in its sole discretion), either at the time the Option is granted or within three days after notice of exercise is tendered to the Company.

          (b)  In addition, to the extent permitted by the Plan Administrator in its sole discretion, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.2, by (y) delivery of a full-recourse promissory note or (z) such other consideration as the Plan Administrator may permit. The terms of any such promissory note, including the interest rate, terms of and security for repayment, and maturity, will be subject to the Plan Administrator's discretion. Any such promissory note shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

          (c)  If and so long as the Common Stock is registered under Section 12 of the Exchange Act, then, to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations) and unless the Plan Administrator determines otherwise, an Option also may be exercised by (a) delivery of shares of Common Stock (which shares, if tendered by an affiliate of the Company, shall have been held by the Holder for at least six months) having a Fair Market Value equal to the aggregate exercise price (such payment in stock may occur in the context of a single exercise of an option or successive and simultaneous exercises, sometimes referred to as "pyramiding," which provides that, rather than physically exchanging certificates for a series of exercises, bookkeeping entries will be made pursuant to which the Holder is permitted to retain his existing stock certificate and a new stock certificate is issued for the net shares), or (b) delivery of a properly executed exercise notice together with irrevocable instructions to (i) a brokerage firm acceptable to the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with such exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the requirements of the Federal Reserve Board.

        7.3    Withholding Tax Requirements.    The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Option. Upon exercise of an Option, the Holder shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company all amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. If permitted by the Plan Administrator and subject to applicable law, such arrangements may include payment of the appropriate withholding tax, in whole or in part, by delivery of shares of stock of the Company having a Fair Market Value equal to such withholding tax, either through delivery of shares held by the Holder or by reduction in the number of shares to be delivered to the Holder upon exercise of such Option. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option an amount equal to such taxes. In no event shall the Company issue shares of Common Stock upon exercise of an Option unless the Holder makes sufficient payment, as determined by the Company, to meet withholding tax obligations on such exercise or other arrangements satisfactory to the Plan Administrator to provide for such payment.

        7.4    Rights as Shareholder.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to shares of Common Stock acquired on exercise of an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon proper exercise of the Option and payment in full of the aggregate exercise price. In the event that the exercise of an Option is treated in part as the exercise of a Nonqualified Stock Option (pursuant to the provisions of Section 8.1), the Company shall issue a stock certificate evidencing the shares treated as acquired upon the exercise of an Incentive Stock Option and a separate stock certificate evidencing the shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of this Plan.

SECTION 8.    LIMITATIONS ON INCENTIVE STOCK OPTIONS

        To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

        8.1    Limitation on Amount of Grants to any one Holder.    To the extent that a Holder is granted Incentive Stock Options that in the aggregate (together with all other Incentive Stock Options granted by the Company or Subsidiaries to such Holder under this Plan and any other stock option plans of the Company) entitle the Holder to purchase, in any calendar year during which such Options first become exercisable, Common Stock having a Fair Market Value (determined as of the Grant Date) in excess of $100,000, such portion of the Options in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Holder holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

        8.2    Grants to 10% Shareholders.    Incentive Stock Options may be granted to a person who, at the time the option is granted, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary only if (a) the exercise price per share shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date, and (b) the Option term shall not exceed five years from the Grant Date. The determination of 10% ownership shall be made by the Plan Administrator, in accordance with Section 422 of the Code.

        8.3    Eligible Persons.    Only persons who are Employees may receive Incentive Stock Options. Persons who are not Employees may not be granted Incentive Stock Options and will only be eligible to receive Nonqualified Stock Options.

        8.4    Term.    The term of an Incentive Stock Option shall not exceed 10 years.

        8.5    Exercisability.    To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Holder's reemployment rights are guaranteed by statute or contract.

        8.6    Taxation of Incentive Stock Options.    In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Holder must hold the shares issued upon the exercise of an Incentive Stock Option for (a) at least two years after the Grant Date of the Incentive Stock Option and (b) at least one year from the date of exercise. The Plan Administrator may require a Holder to give the Company prompt notice of any disposition of shares acquired upon exercise of an Incentive Stock Option which occurs prior to the expiration of such holding periods. A Holder may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.

SECTION 9.    TERMINATION, DISABILITY AND DEATH

        9.1    General.    The Plan Administrator shall establish and set forth in each agreement that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the agreement evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

          (a)  Termination other than Death, Disability or Cause. In case of termination of the Holder's employment or services other than by reason of death, disability or Cause, the Holder may exercise his or her Options at any time prior to the expiration of 90 days after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of such termination. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

          (b)  Disability. In case of termination of the Holder's employment or services by reason of the Holder's Disability, the Holder (or personal representative) may exercise his or her Options at any time prior to the expiration of one year (or, to the extent required by the policies of the TSX Venture Exchange applicable to the Company, 90 days) after the date of such termination (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of such termination.

          (c)  Death. In the event of the death of a Holder, any Options held may be exercised at any time on or prior to the expiration of one year after the date of death (but in no event later than the remaining term of the Option), but only if and to the extent the Holder was entitled to exercise the option at the date of his or her death, and only by the Holder's personal representative (if then subject to administration as part of the Holder's estate) or by the person(s) to whom the Holder's rights under the Option shall have passed by will or by the applicable laws of descent and distribution or by Holder's Permitted Transferee.

          (d)  Cause. In case of termination of the Holder's employment or services for Cause, all Options held by Holder or his or her Permitted Transferee shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

        9.4    Waiver or Extension of Time Periods.    The Plan Administrator shall have the authority, prior to or within the times specified in this Section 9 for the exercise of any such Option, to extend such time period or waive in its entirety any such time period to the extent that such time period expires prior to the expiration of the term of such option. In addition, the Plan Administrator may modify or eliminate the time periods specified in this Section 9 with respect to particular Option grants. However, no Incentive Stock Option may be exercised after the expiration of ten years from the date such option is granted. If a Holder holding an Incentive Stock Option exercises such Option, by express permission of the Plan Administrator, after the expiration of the time periods specified in this Section 9, the Option will no longer be treated as an Incentive Stock Option under the Code and shall automatically be converted into a Nonqualified Stock Option.

        9.5    Termination of Options.    Any portion of an Option that is not vested and exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In addition, to the extent that any Options of any Holder whose employment or services have terminated shall not have been exercised within the limited periods prescribed in this Section 9, the Options and all further rights to purchase shares pursuant to such Options shall cease and terminate at the expiration of such period.

        9.6    No Employment Rights.    Nothing in this Plan or any Option or right granted pursuant hereto shall confer upon any Holder any right to be continued in the employment or service of the Company or any Subsidiary, or to remain a director thereof or a consultant thereto, or to interfere in anyway with the right of the Company or any Subsidiary, in its sole discretion, to terminate such Holder's employment or service at any time or to remove the Holder as a director or consultant at any time.

SECTION 10.    ADJUSTMENTS

        10.1    Adjustments Upon Changes in Capitalization.    In the event that, at any time or from time to time, a stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other similar change in the Company's corporate or capital structure results in either (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities (but without any change in the aggregate price to be paid therefore). Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 10.1 but shall be governed by Section 10.2.

        10.2    Adjustments upon a Corporate Transaction.    Except as otherwise provided in the agreement that evidences the Option, in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. Such Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable option for the purchase of shares of the capital stock of the Successor Corporation. The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. Upon the consummation of any Corporate Transaction, all outstanding Options that have not been exercised and that are not assumed shall immediately and automatically terminate.

        10.3    Further Adjustment of Options.    Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Holders, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Holders, to certain categories of Holders or only to individual Holders. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

        10.4    No Fractional Shares.    In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

        10.5    Determination of Plan Administrator to be Final.    All adjustments made pursuant to this Section 10 shall be made by the Plan Administrator and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        10.6    Limitations.    The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11.    RESTRICTIONS ON TRANSFERABILITY

        11.1    Options granted under this Plan and the rights and privileges conferred hereby shall not be subject to execution, attachment or similar process and may not be assigned, alienated, pledged, sold, or transferred in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution.

        11.2    Notwithstanding Section 11.1 above, in the case of a Nonqualified Stock Option, a Holder may transfer such Option either (a) pursuant to a "domestic relations order" (as defined in Section 414 of the Code or Section 206 of the Employment Retirement Income Security Act, or the rules thereunder), or (b) by transfer without the receipt of consideration by a Holder, subject to such rules as the Plan Administrator may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by Holders who are directors or senior executives), to (i) a member of his or her Immediate Family, (ii) a trust solely for the benefit of the Holder and/or his or her Immediate Family, or (iii) a partnership, corporation or limited liability company whose only partners, shareholders or members are the Holder and/or his or her Immediate Family members (each transferee described in 11.2(a) and (b) is hereafter referred to as a "Permitted Transferee"). Transfers may be made to Permitted Transferees provided that (A) the Plan Administrator is notified in advance in writing of the terms and conditions of any proposed transfer and (B) the Plan Administrator determines that the proposed transfer complies with the requirements of the Plan and the applicable Option agreement. For this purpose, "Immediate Family" means, with respect to a particular Holder, the Holder's spouse, children and grandchildren (including adopted and stepchildren and grandchildren).

        11.3    Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option granted under the Plan or any right or privilege conferred hereunder contrary to the provisions of the Plan, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by an option granted under the Plan, the Option shall thereupon terminate and become null and void.

        11.4    The terms of Options granted under this Plan and transferred in accordance with this Section 11 shall apply to the beneficiaries, executors and administrators of the Holder and of the Permitted Transferees of the Holder (including the beneficiaries, executors and administrators of the Permitted Transferees), including the right to agree to any amendment of the applicable Option agreement, except that Permitted Transferees shall not transfer any Option other than by will or by the laws of descent and distribution.

        11.5    Options granted under this Plan, or Options transferred in accordance with this Section 11, are exerciseable during the Holder's lifetime only by the Holder or its Permitted Transferee (or his or her attorney in fact or guardian). In the event of the death of a Holder or Permitted Transferee, Options may be exercised by such Holder's or Permitted Transferee's executor or administrator.

SECTION 12.    SECURITIES REGULATIONS

        12.1    Compliance with Laws.    Shares shall not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange, national market system, over the counter system, or any electronic bulletin board, upon which the Common Stock may then be listed, quoted or traded, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained. In addition, notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Holders who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Holders.

        12.2    Representations by Holder.    As a condition to the exercise of an Option, the Company may require the Holder to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 12.1 above. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the stock certificate in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Holder as may from time to time be necessary to comply with the federal and state securities laws.

        12.3    No Registration Required.    The Company shall be under no obligation to any Holder to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 13.    LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

        To assist a Holder (including a Holder who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (a) the extension of a full-recourse loan to the Holder by the Company, (b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the Holder from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment, will be subject to the Plan Administrator's discretion. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 14.    REPURCHASE RIGHTS

        The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option. Should the Holder cease to be employed by or provide services to the Company, then all shares of Common Stock issued upon exercise of an Option which are unvested at the time of cessation of employment or services shall be subject to repurchase at the exercise price paid for such shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Plan Administrator and set forth in the agreement evidencing such right. All of the Company's outstanding repurchase rights under this Section 14 are assignable by the Company at any time. Such rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent that (a) any such repurchase right is expressly assigned to the Successor Corporation in connection with the Corporate Transaction, or (b) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Holder's cessation of employment or service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Holder under an Option and thereby accelerate the vesting of such shares in whole or in part at any time.

SECTION 15.    AMENDMENT AND TERMINATION OF PLAN

        15.1    Action by Board of Directors.    The Board may suspend or terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable or in order to conform to any changes in law or regulation applicable thereto, or in other respects; provided, however, that, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, the Board may not, without further approval by the shareholders of the Company, effect any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) change the terms of the Plan which causes the Plan to lose its qualification as an incentive stock option plan under Section 422(b) of the Code, or (d) otherwise require shareholder approval under any applicable law, regulation or rule of any stock exchange. In addition, to the extent required by the policies of the TSX Venture Exchange applicable to the Company, disinterested shareholder approval will be required for any proposed decrease in the exercise price for any Options held by a person who is an insider of the Company as of the date of the proposed amendment.

        15.2    Action by Shareholders.    The Plan may be terminated, modified or amended by the shareholders of the Company.

        15.3    Automatic Termination.    Unless the Plan shall have been earlier terminated, this Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board, or (b) the date on which this Plan is approved by the shareholders of the Company. No Option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Holder, alter or impair any rights or obligations under any option previously granted under this Plan.

        15.4    Consent of Holder.    The amendment, suspension or termination of the Plan shall not adversely affect the rights of a Holder under any Option granted under the Plan, without the consent of such Holder. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 16.    GENERAL

        16.1    California Residents.    Persons who are residents of the State of California shall be subject to the additional terms and conditions set forth in Appendix A to the Plan.

        16.2    No Trust or Fund.    The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Holder, and no Holder shall have any rights that are greater than those of a general unsecured creditor of the Company.

        16.3    Severability.    If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

SECTION 17.    EFFECTIVE DATE

        This Plan shall become effective on the date of its adoption by the Board and Options may be granted immediately thereafter, but no Option may be exercised under the Plan unless and until the Plan shall have been approved by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. If such approval is not obtained within such period the Plan and any Options granted shall be null and void.

        Adopted by the Board of Directors on April 29, 2002 and approved by the Company's shareholders on June 24, 2002.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

Date of Adoption/ Amendment/Adjustment	Section	Effect of Amendment	Date of Shareholder Approval

APPENDIX A

2002 STOCK OPTION PLAN

—FOR CALIFORNIA RESIDENTS ONLY—

        This Appendix to the Jones Soda Co. 2002 Stock Option Plan (the "Plan") shall have application only to participants who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options granted to residents of the State of California, until such time as the Common Stock becomes a "listed security" under the Securities Act:

        1.    Nonqualified Stock Options shall have an exercise price that is not less than 85% of the Fair Market Value of the stock at the time the Option is granted, as determined by the Board, except that the exercise price shall be 110% of the Fair Market Value in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

        2.    Options shall have a term of not more than ten years from the date the Option is granted.

        3.    Options shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in Rule 16a-1(e) of the Exchange Act.

        4.    Options shall become exercisable at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment. However, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates.

        5.    Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Participant is otherwise entitled to exercise an Option on the date employment terminates, shall be:

          (a)  at least six months from the date of termination of employment if termination was caused by death or Disability; and

          (b)  at least 30 days from the date of termination if termination of employment was caused by other than death or Disability;

          (c)  but in no event later than the remaining term of the Option.

        6.    No Option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the shareholders.

        7.    Any Option exercised before shareholder approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months before or after the Plan is adopted. Such shares shall not be counted in determining whether such approval is obtained.

        8.    The Company shall provide annual financial statements of the Company to each California resident holding an outstanding Option under the Plan. Such financial statements need not be audited and need not be issued to key employees whose duties at the Company assure them access to equivalent information.

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        9.    Any right of repurchase on behalf of the Company in the event of a Holder's termination of employment shall be at a purchase price that is (a) not less than the Fair Market Value of the securities upon termination of employment, and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise), and the right shall terminate when the Company's securities become publicly traded; or (b) at the original purchase price, provided that the right to repurchase at the original purchase price lapses at the rate of at least 20% of the shares per year over five years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable) and the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment (or in the case of securities issued upon exercise of Options after the date of termination, within 90 days after the date of the exercise). In addition to the restrictions set forth in clauses (a) and (b), the securities held by an officer, director or consultant of the Company or an affiliate of the Company may be subject to additional or greater restrictions.

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QuickLinks

  EXHIBIT 10.1
JONES SODA CO. 2002 STOCK OPTION PLAN
PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
APPENDIX A 2002 STOCK OPTION PLAN —FOR CALIFORNIA RESIDENTS ONLY—